UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2024

Ellington Credit Company
(Exact name of registrant specified in its charter)

Maryland	001-35896	46-0687599
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 Forest Avenue
Old Greenwich, CT 06870
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (203) 698-1200

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares of Beneficial Interest, $0.01 par value per share	EARN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement.
The information contained in Item 3.03 of this Current Report, including the Rights Plan (as defined below) filed hereto as Exhibit 4.1, is incorporated into this Item 1.01 by reference.
Item 3.03. Material Modification to Rights of Security Holders.
On April 22, 2024, the Board of Trustees (the “Board”) of Ellington Credit Company, a Maryland real estate investment trust (the “Company”), approved the Company's entry into a rights plan and authorized a dividend of one preferred share purchase right (“Right”) for each of the Company's outstanding common shares of beneficial interest, $0.01 par value per share (a "Common Share"). The dividend is payable to shareholders of record as of the close of business on April 23, 2024. The description and terms of the Rights are set forth in the Rights Agreement, dated April 23, 2024, by and between the Company and Equiniti Trust Company, LLC, as Rights Agent (the "Rights Plan").
The Board adopted the Rights Plan in an effort to protect against a possible limitation on the Company’s ability to use its net operating loss carryforwards (“NOLs”), net capital loss carryforwards (“NCLs”) and built-in losses under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, which may be used to reduce potential future federal income tax obligations. The Company’s ability to use its NOLs, NCLs and built-in losses would be limited if there was an “ownership change” under Section 382 of the Internal Revenue Code. This would occur if shareholders owning (or deemed under Section 382 to own) 5% or more of the Company’s shares increase their collective ownership of the aggregate amount of outstanding shares of the Company by more than 50 percentage points over a defined period of time. The Rights Plan was adopted to reduce the likelihood of an “ownership change” occurring as defined by Section 382.
The Rights Plan is intended to act as a deterrent to any person or group acquiring 4.9% or more of the Company’s outstanding Common Shares (an “Acquiring Person”) without the approval of the Board. Shareholders who own 4.9% or more of the outstanding Common Shares as of the close of business on April 23, 2024 will not trigger the Rights Plan so long as they do not (i) acquire any additional Common Shares or (ii) fall under 4.9% ownership of Common Shares and then re-acquire additional Common Shares so that they own 4.9% or more of the outstanding Common Shares. The Rights Plan does not exempt any future acquisitions of Common Shares by such persons. Any Rights held by an Acquiring Person are void and may not be exercised. No Person shall be an Acquiring Person unless the Board shall have affirmatively determined, in its sole and absolute discretion, within ten (10) business days (or such later time as the Board may determine) after such person has otherwise met the requirements of becoming an Acquiring Person, that such person shall be an Acquiring Person.
The Rights. The Board authorized the issuance of one Right per each outstanding Common Share payable to shareholders of record as of the close of business on April 23, 2024. Subject to the terms, provisions and conditions of the Rights Plan, if the Rights become exercisable, each Right would initially represent the right to purchase from the Company one ten-thousandth of a Series A Junior Preferred Share for a purchase price of $40.00, subject to adjustment in accordance with the terms of the Rights Plan (the “Purchase Price”). If issued, each fractional preferred share would give the shareholder approximately the same dividend, voting and liquidation rights as does one Common Share. However, prior to exercise, a Right does not give its holder any rights as a shareholder of the Company, including without limitation any dividend, voting or liquidation rights.
In the event that any person becomes an Acquiring Person, each holder of a Right shall thereafter have the right to receive, upon exercise thereof at a price equal to the then-current Purchase Price, in accordance with the terms of the Rights Plan and in lieu of Preferred Shares, such number of Common Shares (or at the option of the Company, such number of one ten-thousandths of a Preferred Share) as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the number of one ten-thousandths of a Preferred Share for which a Right is then exercisable and dividing that product by (y) 50% of the current per share market price of the Common Shares (determined pursuant to the Rights Plan) on the date of the occurrence of such event; provided, however, that the Purchase Price (as so adjusted) and the number of Common Shares so receivable upon exercise of a Right shall thereafter be subject to further adjustment as appropriate in accordance with the Rights Plan.
Exercisability. The Rights will generally not be exercisable until the earlier of (i) 10 business days after a public announcement by the Company that a person or group has become an Acquiring Person and (ii) 10 business days after the commencement of a tender or exchange offer by a person or group for 4.9% or more of the outstanding Common Shares.
The date that the Rights may first become exercisable is referred to as the “Distribution Date.” Until the Distribution Date, the Common Share certificates will evidence the Rights and will contain a notation to that effect. Any transfer of Common Shares prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, the Rights may be transferred other than in connection with the transfer of the underlying Common Shares.
After the Distribution Date and following a determination by the Board that a person is an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, that number of Common Shares having a market value of two times the Purchase Price.
Exchange. After the Distribution Date and following a determination by the Board that a person is an Acquiring Person, the Board may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share or a fractional Preferred Share (or of a share of a similar class or series of the Company’s preferred shares having similar Rights, preferences and privileges) of equivalent value, per Right (subject to adjustment).
Expiration. The Rights and the Rights Plan will expire on the earliest of (i) April 23, 2025, (ii) the time at which the Rights are redeemed pursuant to the Rights Plan, (iii) the time at which the Rights are exchanged pursuant to the Rights Plan, (iv) the repeal of Sections 382 and 383 of the Code or any successor statute if the Board determines that the Rights Plan is no longer necessary for the preservation of the applicable tax benefits, (v) the beginning of a taxable year of the Company to which the Board determines that no applicable tax benefits may be carried forward, or (vi) immediately after the Company completes a conversion to a closed end fund registered under the Investment Company Act of 1940, as amended, that would be treated as a regulated investment company under the Code.
Redemption. At any time prior to the time an Acquiring Person becomes such, the Board may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
Anti-Dilution Provisions. The Board may adjust the Purchase Price of the preferred shares, the number of preferred shares issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including among others, a share dividend, a forward or reverse share split or a reclassification of the preferred shares or Common Shares. No adjustments to the Purchase Price of less than 1% will be made.
Anti-Takeover Effects. While this was not the intent of the Board when adopting the Rights Plan, the Rights will have certain anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire the Company without the approval of the Board. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire the Company even if such acquisition may be favorable to the interests of the Company’s shareholders. Because the Board can redeem the Rights, the Rights should not interfere with a merger or other business combination approved by the Board.
Amendments. Before the Distribution Date, the Board may amend or supplement the Rights Plan without the consent of the holders of the Rights. After the Distribution Date, the Board may amend or supplement the Rights Plan only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions, or to make any additional changes to the Rights Plan, but only to the extent that those changes do not impair or adversely affect, in any material respect, any Rights holder and do not result in the Rights again becoming redeemable, and no such amendment may cause the Rights again to become redeemable or cause this Rights Plan again to become amendable other than in accordance with the applicable timing of the Rights Plan.
This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and the exhibits thereto, filed as Exhibit 4.1 to hereto and incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the Company’s entry into the Rights Agreement referenced in Item 1.01 and Item 3.03 of this Current Report, on April 23, 2024, the Company filed Articles Supplementary (the “Articles Supplementary”) classifying and designating the Series A Junior Preferred Shares of Beneficial Interest of the Company with the State Department of Assessments and Taxation of Maryland, which Articles Supplementary became effect on April 23, 2024. A copy of the Articles Supplementary is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference. The information set forth above under Item 3.03 is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On April 23, 2024, the Company issued a press release announcing that it has adopted the Rights Plan. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K.

3.1	Articles Supplementary, dated April 23, 2024, to the Company’s Declaration of Trust creating a new series of Preferred Shares designated as Series A Junior Preferred Shares.
4.1	Rights Agreement, dated as of April 23, 2024, by and between Ellington Credit Company and Equiniti Trust Company, LLC, as rights agent.
99.1	Press Release, dated April 23, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELLINGTON CREDIT COMPANY

Dated:	April 23, 2024	By:	/s/ Christopher Smernoff
Christopher Smernoff
Chief Financial Officer
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